UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2006

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26281	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2006, Red Hat, Inc. (“Red Hat”) issued a press release announcing that it has applied to list its common stock, par value $0.0001 per share (the “Common Stock”), on the New York Stock Exchange (the “NYSE”) under the new symbol “RHT”. Subject to the approval by the NYSE of Red Hat’s listing application, Red Hat expects that the Common Stock will begin trading on the NYSE on December 12, 2006.

Also on November 17, 2006, an officer of Red Hat, pursuant to authorization received from Red Hat’s Board of Directors, informed the NASDAQ Stock Market that Red Hat (i) intends to transfer its listing to the NYSE and (ii) plans to request that the NASDAQ Stock Market cease trading of the Common Stock effective at the close of the market on December 11, 2006.

A copy of the press release announcing the filing of Red Hat’s application to list the Common Stock on the NYSE is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press release dated November 17, 2006 of Red Hat, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2006	RED HAT, INC.

	By:	/s/ Charles E. Peters, Jr.
	Name:	Charles E. Peters, Jr.
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated November 17, 2006 of Red Hat, Inc.